Exhibit 99.1

Ascent Industries Reports Fourth Quarter and Full Year 2023 Results

Eliminated All Outstanding Debt with Cash Proceeds from the Sale of Specialty Pipe & Tube

New Leadership Focused on Accelerating Profitable Growth and Maximizing Value

Oak Brook, Illinois, March 28, 2024 – Ascent Industries Co. (Nasdaq: ACNT) (“Ascent” or the “Company”), an industrials company focused on the production of specialty chemicals and industrial tubular products, is reporting its results for the fourth quarter and full year ended December 31, 2023.

Fourth Quarter 2023 Summary1

(in millions, except per share and margin)	Q4 2023	Q4 2022	Change
Net Sales	$41.2	$54.2	(23.9)%
Gross Profit	$(2.1)	$4.9	(143.9)%
Gross Profit Margin	(5.2)%	9.0%	(1,420)bps
Net (Loss) Income	$(7.5)	$4.5	(267.4)%
Diluted (Loss) Earnings per Share	$(0.73)	$0.43	(269.8)%
Adjusted EBITDA	$(5.9)	$1.7	(460.5)%
Adjusted EBITDA Margin	(14.4)%	3.0%	(1,740)bps

Full Year 2023 Summary1

(in millions, except per share and margin)	2023	2022	Change
Net Sales	$193.2	$262.0	(26.3)%
Gross Profit	$1.5	$43.3	(96.5)%
Gross Profit Margin	0.8%	16.5%	(1,570)bps
Net (Loss) Income	$(34.2)	$17.6	(294.3)%
Diluted (Loss) Earnings per share	$(3.37)	$1.69	(299.4)%
Adjusted EBITDA	$(15.9)	$25.6	(162.3)%
Adjusted EBITDA Margin	(8.2)%	9.8%	(1,800)bps
________________
1On June 2, 2023, the Board of Directors of Ascent made the decision to permanently cease operations at the Company’s welded pipe and tube facility located in Munhall, PA (“Munhall”) effective on August 31, 2023. On December 22, 2023, the Company closed on a transaction to sell substantially all of the assets of Specialty Pipe & Tube (“SPT”). As a result, financial results from Munhall & SPT have been categorized into discontinued operations.

Management Commentary
“The Ascent team made notable progress towards our long-term strategic goals in 2023, despite continued market headwinds,” said Ascent CEO Bryan Kitchen. “This progress was driven by meaningful initiatives to onboard new customers and unlock operational efficiencies that we expect to bear fruit next year. However, our momentum in the fourth quarter was not sufficient to fully mitigate the adverse effects of industry-wide destocking trends that impacted both business segments. Prior to year-end, Ascent closed on a sale of substantially all of the assets of Specialty Pipe and Tube, generating $55 million in an all-cash transaction. These proceeds were utilized to clear remaining debt, positioning the Company favorably as it entered 2024.

“We moved into 2024 with a healthy financial position and a commitment to driving sustainable earnings-growth across the enterprise. This commitment is underscored by purposeful initiatives to recapitalize talent and capabilities, aimed to maximize the value derived from the unique strengths within our tubular segment while simultaneously investing in the growth potential of the specialty chemicals segment. We believe our newly-assembled management team has already begun to make progress towards our long-term goals focused on creating durable shareholder value.”

Exhibit 99.1
Fourth Quarter 2023 Financial Results
Net sales from continuing operations were $41.2 million compared to $54.2 million in the prior year period, primarily attributable to decreased end-market demand and de-stocking trends across both segments.

Gross profit from continuing operations was $(2.1) million, or (5.2%) of net sales, compared to $4.9 million, or 9.0% of net sales, in the fourth quarter of 2022. The decrease was primarily attributable to elevated costs and unfavorable product mix.

Net loss from continuing operations was $7.5 million, or $(0.73) diluted loss per share, compared to net income from continuing operations of $4.5 million, or $0.43 diluted earnings per share, in the fourth quarter of 2022. The decrease was primarily attributable to the aforementioned lower net sales, along with an increase in administrative expenses.

Adjusted EBITDA was $(5.9) million compared to $1.7 million in the fourth quarter of 2022. Adjusted EBITDA margin was (14.4)% compared to 3.0% in the prior year period. The decrease was primarily attributable to the aforementioned lower net sales.

Full Year 2023 Financial Results
Net sales from continuing operations were $193.2 million compared to $262.0 million in 2022. The decrease was primarily attributable to decreases in volume throughout the year as a result of industry-wide de-stocking trends and challenging end market fundamentals.

Gross profit from continuing operations was $1.5million, or 0.8% of net sales, compared to $43.3 million or 16.5% of net sales in 2022. The decrease was primary attributable to the aforementioned decline in net sales across both segments, along with unfavorable product mix over the prior year.

Net loss from continuing operations was $34.2 million, or $(3.37) diluted loss per share, compared to $17.6 million, or $1.69 diluted earnings per share in 2022. The decrease was primarily attributable to the aforementioned decline in net sales and gross margin.

Adjusted EBITDA was $(15.9) million compared to $25.6 million in 2022. Adjusted EBITDA as a percentage of net sales was (8.2)% compared to 9.8% in the prior year. The decline is primarily attributable to lower operating margins across both segments compared to the prior year.

Segment Results
Ascent Chemicals – net sales in the fourth quarter of 2023 were $18.5 million compared to $23.5 million in the fourth quarter of 2022. Operating loss in the fourth quarter was $1.6 million compared to operating income of $0.9 million in the prior year period. Adjusted EBITDA in the fourth quarter was $(0.4) million compared to $2.0 million in the prior year period. As a percentage of segment net sales, adjusted EBITDA was (2.3)% compared to 8.6% in the fourth quarter of 2022.

Net sales in 2023 were $83.6 million compared to $107.5 million in 2022. Operating loss in 2023 was $12.6 million compared to operating income of $7.0 million in the prior year. Adjusted EBITDA in 2023 was $3.4 million compared to $11.8 million in the prior year. As a percentage of segment net sales, adjusted EBITDA was 4.1% compared to 10.9% in 2022.

Ascent Tubular – net sales from continuing operations in the fourth quarter of 2023 were $22.8 million compared to $30.7 million in the fourth quarter of 2022. Operating loss from continuing operations in the fourth quarter was $4.0 million compared to operating income from continuing operations of $1.2 million in the prior year period. Adjusted EBITDA from continuing operations in the fourth quarter was $(3.1) million compared to $2.1 million in the prior year period. As a percentage of segment net sales, adjusted EBITDA was (13.7)% compared to 6.9% in the fourth quarter of 2022.

Net sales from continuing operations in 2023 was $109.5 million compared to $154.0 million in 2022. Operating loss from continuing operations in 2023 was $11.2 million compared to $22.2 million in the prior year. Adjusted EBITDA from continuing operations in 2023 was $(7.8) million compared to $25.7 million in the prior year. As a percentage of segment net sales, adjusted EBITDA was (7.1)% compared to 16.7% in 2022.

Liquidity
During the fourth quarter of 2023, Ascent announced the sale of substantially all the assets of Specialty Pipe & Tube for approximately $55 million in an all-cash transaction that closed on December 22, 2023. As a result of the sale, the Company paid

Exhibit 99.1
off its remaining balance on the revolving credit facility in the fourth quarter of 2023. As of December 31, 2023, the Company did not have any outstanding debt on its balance sheet and had $61.8 million in availability under its revolving credit facility.

For the year ended December 31, 2023, the Company repurchased 143,108 shares at an average cost of $8.97 per share for approximately $1.3 million.

Conference Call
Ascent will conduct a conference call today at 5:00 p.m. Eastern time to discuss its results for the fourth quarter and full year ended December 31, 2023.

Ascent management will host the conference call, followed by a question and answer period.

Date: Thursday, March 28, 2024
Time: 5:00 p.m. Eastern time
Live Call Registration Link: Here
Webcast Registration Link: Here

To access the call by phone, please register via the live call registration link above or here and you will be provided with dial-in instructions and details. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will also be broadcast live and available for replay via the webcast registration link above or here. The webcast will be archived for one year in the investor relations section of the Company’s website at www.ascentco.com.

About Ascent Industries Co.
Ascent Industries Co. (Nasdaq: ACNT) is a company that engages in a number of diverse business activities including the production of specialty chemicals and industrial tubular products. For more information about Ascent, please visit its website at www.ascentco.com.

Forward-Looking Statements
This press release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. All statements that are not historical facts are forward-looking statements. Forward looking statements can be identified through the use of words such as "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions. The forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements and to review the risks as set forth in more detail in Ascent Industries Co.’s Securities and Exchange Commission filings, including our Annual Report on Form 10-K, which filings are available from the SEC or on our website. Ascent Industries Co. assumes no obligation to update any forward-looking information included in this release.

Non-GAAP Financial Information
Financial statement information included in this earnings release includes non-GAAP (Generally Accepted Accounting Principles) measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.
Adjusted EBITDA is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results to determine the value of a company. An item is excluded in the measure if its periodic value is inconsistent and sufficiently material that not identifying the item would render period comparability less meaningful to the reader or if including the item provides a clearer representation of normalized periodic earnings. The Company excludes in Adjusted EBITDA two categories of items: 1) Base EBITDA components, including: interest expense, income taxes, depreciation and amortization, and 2) Material transaction costs including: goodwill impairment, asset impairment, gain on lease modification, stock-based compensation, non-cash lease cost, acquisition costs and other fees, shelf registration costs, loss on extinguishment of debt, earn-out adjustments, , retention costs and restructuring & severance costs from net income.

Exhibit 99.1
Management believes that these non-GAAP measures are useful because they are key measures used by our management team to evaluate our operating performance, generate future operating plans and make strategic decisions as well as allow readers to compare the financial results between periods. Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results or financial condition as reported under GAAP.

Company Contact
Ryan Kavalauskas
Chief Financial Officer
1-630-884-9181

Investor Relations
Cody Slach and Cody Cree
Gateway Group, Inc.
1-949-574-3860
ACNT@gateway-grp.com

Ascent Industries Co.
Condensed Consolidated Balance Sheets
(in thousands, except par value and share data)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$1,851	$1,440
Accounts receivable, net of allowance for credit losses of $463 and $643, respectively	26,604	33,202
Inventories	52,306	67,671
Prepaid expenses and other current assets	4,879	7,770
Assets held for sale	2,912	380
Current assets of discontinued operations	861	59,912
Total current assets	89,413	170,375
Property, plant and equipment, net	29,755	35,534
Right-of-use assets, operating leases, net	27,784	29,142
Goodwill	—	11,389
Intangible assets, net	8,496	10,001
Deferred income taxes	5,808	1,353
Deferred charges, net	104	203
Other non-current assets, net	1,935	1,862
Long-term assets of discontinued operations	—	9,184
Total assets	$163,295	$269,043

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$16,416	$14,114
Accrued expenses and other current liabilities	5,108	5,509
Current portion of note payable	360	387
Current portion of long-term debt	—	2,464
Current portion of operating lease liabilities	1,140	1,015
Current portion of finance lease liabilities	292	280
Current liabilities of discontinued operations	1,473	9,709
Total current liabilities	24,789	33,478
Long-term debt	—	69,085
Long-term portion of operating lease liabilities	29,729	30,869
Long-term portion of finance lease liabilities	1,307	1,242
Other long-term liabilities	60	68
Long-term liabilities of discontinued operations	—	42
Total non-current liabilities	31,096	101,306
Total liabilities	$55,885	$134,784

Commitments and contingencies

Shareholders' equity:
Common stock, par value $1 per share; 24,000,000 shares authorized; 11,085,103 and 10,094,821 shares issued and outstanding, respectively	$11,085	$11,085
Capital in excess of par value	47,333	47,021
Retained earnings	58,517	85,146
	116,935	143,252
Less: cost of common stock in treasury - 990,282 and 924,504 shares, respectively	(9,525)	(8,993)
Total shareholders' equity	107,410	134,259
Total liabilities and shareholders' equity	$163,295	$269,043
Note: The condensed consolidated balance sheets at December 31, 2023 and 2022 have been derived from the audited consolidated financial statements at that date.

Ascent Industries Co.
Condensed Consolidated Statements of Income (Loss) - Comparative Analysis (Unaudited)
($ in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net sales
Tubular Products	$22,765	$30,697	$109,513	$154,040
Specialty Chemicals	18,451	23,473	83,616	107,542
All Other	—	10	50	411
	41,216	54,180	193,179	261,993
Operating income (loss) from continuing operations
Tubular Products	(3,995)	1,232	(11,210)	22,182
Specialty Chemicals	(1,623)	860	(12,558)	6,971
All Other	(116)	(175)	(801)	(508)

Corporate
Unallocated corporate expenses	(2,704)	(2,761)	(12,018)	(12,997)
Acquisition costs and other	(569)	(266)	(843)	(1,105)
Total Corporate	(3,273)	(3,027)	(12,861)	(14,102)
Operating (loss) income	(9,007)	(1,110)	(37,430)	14,543
Interest expense	1,021	1,104	4,238	2,742
Other, net	(249)	(34)	(593)	(209)
(Loss) income from continuing operations before income taxes	(9,779)	(2,180)	(41,075)	12,010
Income tax benefit	(2,244)	(6,681)	(6,924)	(5,568)
(Loss) income from continuing operations	(7,535)	4,501	(34,151)	17,578
Income (loss) from discontinued operations, net of tax	18,674	(4,374)	7,522	4,488
Net income (loss)	$11,139	$127	$(26,629)	$22,066

Net (loss) income per common share from continuing operations
Basic	$(0.75)	$0.44	$(3.37)	$1.72
Diluted	$(0.73)	$0.43	$(3.37)	$1.69

Net income (loss) per common share from discontinued operations
Basic	$1.85	$(0.43)	$0.74	$0.44
Diluted	$1.80	$(0.42)	$0.74	$0.43

Net income (loss) per common share
Basic	$1.10	$0.01	$(2.63)	$2.16
Diluted	$1.07	$0.01	$(2.63)	$2.12

Average shares outstanding
Basic	10,107	10,213	10,140	10,230
Diluted	10,374	10,416	10,140	10,410

Other data:
Adjusted EBITDA[1]	$(5,941)	$1,648	$(15,934)	$25,590
1The term Adjusted EBITDA is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results to determine the value of a company. An item is excluded in the measure if its periodic value is inconsistent and sufficiently material that not identifying the item would render period comparability less meaningful to the reader or if including the item provides a clearer representation of normalized periodic earnings. The Company excludes in Adjusted EBITDA two categories of items: 1) Base EBITDA components, including: interest expense, income taxes, depreciation and amortization, and 2) Material transaction costs including: goodwill impairment, asset impairment, gain on lease modification, stock-based compensation, non-cash lease cost, acquisition costs and other fees, loss on extinguishment of debt, earn-out adjustments, retention costs and restructuring & severance costs from net income. For a reconciliation of this non-GAAP measure to the most comparable GAAP equivalent, refer to the Reconciliation of Net Income (Loss) to Adjusted EBITDA.

Ascent Industries Co.
Consolidated Statements of Cash Flows
($ in thousands)

	Year Ended December 31,
	2023	2022
Operating activities
Net (loss) income	$(26,629)	$22,066
Net income from discontinued operations, net of tax	7,522	4,488
Net (loss) income from continuing operations	(34,151)	17,578
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation expense	6,161	6,421
Amortization expense	1,505	1,853
Amortization of debt issuance costs	99	99
Goodwill impairment	11,389	—
Deferred income taxes	(6,924)	(5,568)
Payments of earn-out liabilities in excess of acquisition date fair value	—	(372)
Provision for losses on accounts receivable	(180)	478
Provision for losses on inventories	3,318	2,615
Loss (gain) on disposal of property, plant and equipment	246	(18)
Non-cash lease expense	242	414
Issuance of treasury stock for director fees	—	364
Stock-based compensation expense	1,023	1,355
Changes in operating assets and liabilities:
Accounts receivable	6,778	(264)
Inventories	12,245	(13,685)
Other assets and liabilities	515	(211)
Accounts payable	1,650	(6,269)
Accounts payable - related parties	—	(2)
Accrued expenses	(401)	(2,127)
Accrued income taxes	3,129	(7,923)
Net cash provided by (used in) operating activities - continuing operations	6,644	(5,262)
Net cash provided by operating activities - discontinued operations	16,434	10,839
Net cash provided by operating activities	23,078	5,577
Investing activities
Purchases of property, plant and equipment	(2,885)	(3,394)
Proceeds from disposal of property, plant and equipment	—	99
Net cash used in investing activities - continuing operations	(2,885)	(3,295)
Net cash provided by (used in) investing activities - discontinued operations	53,386	(1,680)
Net cash provided by (used in) investing activities	50,501	(4,975)
Financing activities
Borrowings from long-term debt	256,606	443,363
Proceeds from note payable	900	967
Proceeds from the exercise of stock options	—	175
Payments on long-term debt	(328,155)	(442,206)
Payments on note payable	(928)	(580)
Principal payments on finance lease obligations	(305)	(266)
Payments on earn-out liabilities	—	(484)
Repurchase of common stock	(1,287)	(1,343)
Net cash used in financing activities - continuing operations	(73,169)	(374)
Net cash used in financing activities - discontinued operations	—	(808)
Net cash used in financing activities	(73,169)	(1,182)
Increase (decrease) in cash and cash equivalents	410	(580)
Less: Cash and cash equivalents of discontinued operations	—	4
Cash and cash equivalents, beginning of period	1,441	2,017
Cash and cash equivalents, end of period	$1,851	$1,441

Ascent Industries Co.
Non-GAAP Financial Measures Reconciliation
Reconciliation of Net Income (Loss) to Adjusted EBITDA (Unaudited)
($ in thousands)

	Three Months Ended December 31,		Year Ended December 31,
($ in thousands)	2023	2022	2023	2022
Consolidated
Net (loss) income from continuing operations	$(7,535)	$4,501	$(34,151)	$17,578
Adjustments:
Interest expense	1,021	1,104	4,238	2,742
Income taxes	(2,244)	(6,681)	(6,924)	(5,568)
Depreciation	1,527	1,579	6,161	6,421
Amortization	376	429	1,505	1,853
EBITDA	(6,855)	932	(29,171)	23,026
Acquisition costs and other	579	266	856	1,104
Shelf registration costs	—	12	—	12
Goodwill impairment	—	—	11,389	—
Gain on lease modification	—	—	—	(2)
Stock-based compensation	224	283	594	962
Non-cash lease expense	52	91	242	414
Retention expense	20	—	26	—
Restructuring and severance costs	39	64	130	74
Adjusted EBITDA	$(5,941)	$1,648	$(15,934)	$25,590
% sales	(14.4)%	3.0%	(8.2)%	9.8%

Tubular Products
Net (loss) income from continuing operations	$(3,995)	$1,232	$(11,210)	$22,182
Adjustments:
Depreciation expense	557	609	2,274	2,500
Amortization expense	217	238	871	951
EBITDA	(3,221)	2,079	(8,065)	25,633
Stock-based compensation	74	11	58	46
Non-cash lease expense	25	—	118	—
Retention expense	8	—	8	—
Restructuring and severance costs	—	20	84	20
Tubular Products Adjusted EBITDA	$(3,114)	$2,110	$(7,797)	$25,699
% segment sales	(13.7)%	6.9%	(7.1)%	16.7%

Specialty Chemicals
Net (loss) income	$(1,644)	$852	$(12,619)	$6,935
Adjustments:
Interest expense	22	9	74	36
Depreciation expense	948	949	3,798	3,846
Amortization expense	158	191	634	903
EBITDA	(516)	2,001	(8,113)	11,720
Acquisition costs and other	10	—	12	—
Goodwill impairment	—	—	11,389	—
Stock-based compensation	21	12	8	41
Non-cash lease expense	19	—	88	2
Restructuring and severance costs	40	8	40	8
Specialty Chemicals Adjusted EBITDA	$(426)	$2,021	$3,424	$11,771
% segment sales	(2.3)%	8.6%	4.1%	10.9%